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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement"), effective the 31st day of July, 2004 is made by and between Trustway Insurance Agencies, LLC, a Delaware limited liability company (the "Company"), and James C. Cook ("Employee") (collectively, the "Parties").

      WHEREAS, the Company desires to employ Employee and Employee desires to accept such employment with the Company as set forth below;

      WHEREAS, Employee will be employed in a position of trust and confidence;

      WHEREAS, Employee acknowledges that Company has made a substantial investment in time and resources in developing its business, services, products, and customer relationships and that it is a legitimate business interest of the Company to protect said investment and to retain the good will of its customers;

      WHEREAS, The Company and Employee desire to set forth in writing all of the covenants, terms, and conditions of their agreement and understanding as to such employment; and

      WHEREAS, the Parties acknowledge that Employee's employment with (and compensation and benefits from) the Company and access to Company's trade secrets are conditioned upon and in consideration for the Company's receipt of such Agreement;

      NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including said employment, compensation, benefits, and all other consideration to be provided to Employee hereunder, which considerations are acknowledged by Employee to be sufficient to support this Agreement and the covenants herein, the Parties hereto, intending legally to be bound, agree as follows:

      1. EMPLOYMENT AND DUTIES. The Company hereby employs Employee (and Employee hereby accepts such employment) as President of the Company. Employee agrees to serve in such capacity and to perform such duties, responsibilities, and services that relate or are incidental to said capacity and that are customary and consistent with Employee's employment as President as may be reasonably requested and/or assigned to Employee from time to time by the Chief Executive Officer and/or the Chairman of the Company's parent corporation, AssuranceAmerica Corporation ("AssuranceAmerica"). Employee also agrees to conduct all business hereunder in a lawful manner and in accordance with all duly authorized policies of the Company.

      2. TERM. Unless terminated sooner, this Agreement shall terminate on December 31, 2005 (the "Initial Term"). This Agreement will be automatically extended by additional one-year terms beginning on January 1 of each year following the Initial Term unless either party, by written notice to the other at least 90 days prior to December 31, causes this Agreement to cease to extend automatically. Notwithstanding anything else herein to the contrary, all post-

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termination obligations under Sections 5, 6, 7 and 8 shall survive termination of the Agreement as provided herein.

      3.    COMPENSATION AND EMPLOYEE BENEFITS.

      (a) Base Salary. Employee shall receive an annualized salary (the "Base Salary") of One Hundred Fifty Thousand and No/100ths Dollars ($150,000.00) during the Term, which shall be paid in accordance with the Company's regular payroll practices and subject to any and all withholdings pursuant to applicable law.

      (b) Incentive Compensation. During the Initial Term Employee shall receive a $1,923.08 biweekly bonus ("Bonus") which shall be paid in equal biweekly installments in accordance with the Company's regular payroll practices. In addition, in the fourth quarter of 2004 the Company and Employee will mutually develop an incentive compensation arrangement for calendar year 2005 for the benefit of Employee based on the budget established for the Company for 2005.

      (c) Stock Option. Employee shall receive an option to purchase 300,000 shares of the Common Stock of AssuranceAmerica in the form attached hereto as Exhibit A and such other options as may be granted by the Board of Directors of AssuranceAmerica from time to time.

      (d) Employee/Fringe Benefits. Upon employment, Employee shall be eligible to participate in those standard employee benefit programs and fringe employee benefits (including but not limited to any and all medical/dental/other insurance plans or programs, paid vacation, etc.) generally made available to officers of the Company, or if Employee shall so elect in writing, to other employees of the Company, subject to any and all terms, conditions, and eligibility requirements for said programs and benefits, as may from time to time be prescribed by the Company. In addition, Employee shall receive an annual car allowance of $600.00 per month during the term of this Agreement.

      (e) Other Business Expenses. During the term of this Agreement the Company shall also reimburse Employee for his actual out-of-pocket, business expenses that are incurred by Employee and are reasonable and necessary in relation to and in furtherance of Employee's performance of his duties to the Company. Such reimbursement shall be subject to compliance with the Company's reimbursement policies and the provision of substantiating documents of said expenses as may be reasonably requested by the Company.

      (f) Cessation of Compensation/Benefits. Except for any employee benefits that continue or may continue pursuant to applicable federal and state law, all compensation due to Employee and all other employee/fringe benefits that the Company may provide to Employee from time to time shall immediately cease to accrue upon any termination of Employee's employment, except as otherwise provided in Section 4(d).

      (g) Advances. Employee hereby acknowledges and agrees to repay to the Company any advance(s) promptly on demand by the Company for such repayment. Employee understands that the duty to repay any such advance(s) shall apply regardless of when the advance(s) was made, for whatever purpose it was made, and whether or not it was expressly made repayable at the time.

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      4.    TERMINATION. This Agreement may be terminated prior to the expiration of the term as follows:

      (a) Death. The Employee's employment hereunder shall terminate automatically upon Employee's death. In such event, Employee's estate shall be entitled to receive any earned and unpaid Base Salary, prorated through the date of death, as well as any other amounts (including incentive compensation the calculation of which shall be determined by the Board of Directors of the Company) due in accordance with this Agreement.

      (b) For Cause. The Company may terminate the Employee's employment hereunder for Cause at any time upon notice to the Employee setting forth in reasonable detail the nature of such Cause. In the event that the Company terminates Employee's employment for Cause (or Employee resigns from his employment with the Company), the Company shall not be obligated to pay any salary or other compensation to Employee after the effective date of termination, other than accrued and unpaid Base Salary earned through the date of termination. As used in this Agreement, "Cause" shall mean: (i) the Employee's repeated failure to perform, or gross negligence in the performance of, his material duties and responsibilities hereunder and the continuance of such failure or gross negligence for a period of thirty (30) days after written notice to the Employee, which notice details in reasonable specificity such failure or gross negligence; (ii) material breach by the Employee of any provision of this Agreement (and, in only those cases where such material breach is curable, the failure to cure such material breach within thirty (30) days after written notice to the Employee, which notice details in reasonable specificity such material breach); (iii) other conduct by the Employee that involves a material violation of law or breach of fiduciary obligation on the part of the Employee that is materially harmful to the business, interests, reputation or prospects of the Company or any of its affiliates (and, in only those cases where such conduct by Employee is curable, the failure to cure such conduct within thirty (30) days after written notice to the Employee, which notice details in reasonable specificity such conduct that involves a material violation of law or breach of fiduciary obligations); and (iv) any other conduct by the Employee that is materially harmful to the business, interests, reputation or prospects of the Company or any of its affiliates (and, in only those cases where such conduct by Employee is curable, the failure to cure such conduct within thirty (30) days after written notice to Employee, which notice details in reasonable specificity such conduct).

      (c) Without Cause. The Company may terminate the Employee's employment hereunder without Cause at any time upon notice to the Employee. In the event that the Company terminates the Employee's employment without cause during the Initial Term, the Company shall continue to pay Employee's Base Salary and Bonus for the duration of the Initial Term in accordance with the Company's normal payroll practices. In the event that the Company terminates the Employee's employment without cause at any time after the Initial Term, the Company shall continue to pay the Employee's Base Salary for a period of six (6) months from the date of termination in accordance with the Company's normal payroll practices. The Company shall also pay the Employee's COBRA premiums for the period during with the Company is required by this subsection to continue to pay the Employee's Base Salary.

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      5.    PROTECTIVE COVENANTS.

      (a) Confidential Information and Trade Secrets. During Employee's employment, the Parties acknowledge that Employee will have access to and otherwise make use of, acquire, create, or add to, certain valuable, unique, proprietary, and secret information of the Company (whether tangible or intangible and whether or not electronically kept or stored), including financial information, financial statements, drawings, designs, manuals, business plans, processes, procedures, formulas, inventions, pricing policies, customer and prospect lists and contacts, contracts, sources and identity of vendors and contractors, financial information of customers and the Company, and other proprietary documents, materials, or information indigenous to the Company, its businesses and activities, or the manner in which the Company does business, which is valuable to the Company in conducting its business because the information is kept confidential and is not generally known to the Company's competitors or to the general public ("Confidential Information"). Confidential Information shall not include information if, and only to the extent that: (a) is or becomes a part of the public domain through no act or omission of the Employee; (b) was in the Employee's lawful possession prior to the disclosure and had not been obtained by the Employee either directly or indirectly from the Company; (c) is lawfully disclosed to the Employee by a third party without restriction on disclosure; (d) is independently developed by the Employee other than in his role as an employee with the Company; or (e) is disclosed by the Employee pursuant to a requirement of a governmental agency, regulatory body or by operation of law, provided that the Employee shall disclose only that part of the Confidential Information which it is required to disclose and shall notify the Company prior to such disclosure in a timely fashion in order to permit the Company to attempt to prevent or restrict such disclosure should it so elect.

      Employee acknowledges and agrees that to the extent that the Confidential Information rises to the level of a trade secret under applicable law, then Employee shall, during Employee's employment and for as long as such Confidential Information remains a trade secret (or for the maximum period of time allowed under applicable trade secret law), protect and maintain the confidentiality of such trade secrets and refrain from disclosing, copying, or using any such trade secrets without the Company's prior written consent, except as necessary in Employee's performance of Employee's duties while employed with the Company.

      To the extent that the Confidential Information defined above does not rise to the level of a trade secret under applicable law, Employee will, during Employee's employment and for a period of three (3) years following the date of any voluntary or involuntary termination of Employee's employment, protect and maintain the confidentiality of the Confidential Information and refrain from disclosing, copying, or using any Confidential Information without the Company's prior written consent, except as necessary in Employee's performance of Employee's duties while employed with the Company.

      (b) Return of Company Property. Upon any voluntary or involuntary termination of Employee's employment and at any time upon request of the Company, Employee agrees to immediately return to the Company all property of the Company (including but not limited to all documents, electronic files, records, computer disks or other tangible or intangible things that may or may not relate to or otherwise comprise Confidential Information or trade secrets (as defined by applicable law)) that Employee created, used, possessed or maintained while working

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for the Company from whatever source and whenever created, including all reproductions or excerpts thereof. This provision does not apply to purely personal documents of Employee, but it does apply to business calendars, business Rolodexes, customer lists, contact sheets, computer programs, disks and their contents and like information that may contain some personal matters of Employee.

      (c) Non-Diversion of Business Opportunity. Consistent with Employee's duties and fiduciary obligations to the Company, Employee agrees to disclose to the Company any business opportunity that comes to Employee's attention during Employee's employment with the Company and that relates to the business of the Company. Employee further agrees not to take advantage of or otherwise divert any such opportunity for Employee's own benefit or that of any other person or entity during Employee's employment with the Company without prior written consent of the Company.

      (d) Non-Solicitation of Customers. During Employee's employment and for three (3) years following the date of any voluntary or involuntary termination of Employee's employment, Employee agrees not to, directly or indirectly, contact, solicit, divert, appropriate, or call upon with the intent of doing business with the customers or clients of the Company with whom Employee has had material contact during the last year of Employee's employment with the Company, including prospects of the Company with whom Employee had such contact during said period, if the purpose of such activity is either (1) to solicit these customers or clients or prospective customers or clients for a Competitive Business as herein defined (including but not limited to any Competitive Business started by Employee) or (2) to otherwise encourage any such customer or client to discontinue, reduce, or adversely alter the amount of its business with the Company. Employee acknowledges that due to Employee's relationship with the Company, Employee will obtain access and information relating to the Company's clients, and that it would be unfair and harmful to the Company if Employee took advantage of these relationships in a Competitive Business. A "Competitive Business" is an enterprise that is in the property and casualty insurance agency business, which services and/or products are similar or identical to those offered by the Company during Employee's employment with the Company.

      (e)   Non-Piracy of Employees. During Employee's employment and for three
(3) years following the date of any voluntary or involuntary termination of Employee's employment, Employee covenants and agrees that Employee shall not, directly or indirectly: (a) solicit, recruit or hire (or attempt to solicit, recruit or hire) or otherwise assist anyone in soliciting, recruiting or hiring any employee of the Company who performed work for the Company within the last year of Employee's employment with the Company or who was otherwise engaged or employed with the Company at the time of any voluntary or involuntary termination of Employee's employment or (b) otherwise encourage, solicit, or support any such employee(s) to leave their employment with the Company, until such employee's employment with the Company has been voluntarily or involuntarily terminated or separated for at least six (6) months.

      (f) Acknowledgements. It is understood and agreed by Employee that the terms and provisions of this Section (the "Restrictive Covenants") are not intended to restrict Employee in the exercise of Employee's skills or the use of knowledge or information that does not rise to the level of a trade secret under applicable law or to the level of Confidential Information set forth above. It is acknowledged and agreed that the purpose of the Restrictive Covenants is (and that

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such Restrictive Covenants are necessary) to prevent Employee from unfairly taking advantage of the contacts Employee has established while with the Company and to protect the Company's investment in and good will of its business (which the Parties acknowledge are legitimate business interests of the Company). Employee acknowledges the reasonableness of these Restrictive Covenants and their respective limitations, given Employee's position with the Company, the Company's business, and the aforementioned consideration, and Employee agrees to strictly abide by the terms hereof.

      6.    WORK PRODUCT; INVENTIONS.

      (a) Ownership by Company. The Company shall own all right, title and interest in and to all work product developed by Employee in Employee's provision of services to the Company, including without limitation, all preliminary designs and drafts, all other works of authorship, all derivative works and patentable and unpatentable inventions and improvements, all copies of such works in whatever medium such copies are fixed or embodied, and all worldwide copyrights, trademarks, patents or other intellectual property rights in and to such works (collectively the "Work Product"). All copyrightable materials of the Work Product shall be deemed a "work made for hire" for the purposes of U.S. Copyright Act, 17 U.S.C. Section 101 et seq., as amended (the "Copyright Act").

      (b) Assignment and Transfer. In the event any right, title or interest in and to any of the Work Product (including without limitation all worldwide copyrights, trademarks, patents or other intellectual property rights therein) does and shall not vest automatically in and with the Company, Employee agrees to and hereby does irrevocably assign, convey, and otherwise transfer to the Company, and the Company's respective successors and assigns, all such right, title and interest in and to the Work Product with no requirement of further consideration from or action by Employee or the Company.

      (c) Registration Rights. The Company shall have the exclusive worldwide right to register, in all cases as "claimant" and when applicable as "author", all copyrights in and to any copyrightable element of the Work Product, and file any and all applicable renewals and extensions of such copyright registrations. The Company shall also have the exclusive worldwide right to file applications for and obtain (i) patents on and for any of the Work Product in Employee's name and (ii) assignments for the transfer of the ownership of any such patents to the Company.

      (d) Additional Documents. Employee agrees to execute and deliver all documents requested by the Company regarding or related to the ownership and/or other intellectual property rights and registrations specified herein. Employee hereby further irrevocably designates and appoints the Company Employee's agent and attorney-in-fact to act for and in Employee's behalf and stead to execute, register and file any such assignments, applications, registrations, renewals and extensions and to do all other lawfully permitted acts to further the registration, prosecution and issuance of patents, copyright or similar protections with the same legal force and effect as if executed by Employee.

      7. INJUNCTIVE RELIEF AND SPECIFIC PERFORMANCE. Employee acknowledges that it would be difficult to calculate the Company's damages from Employee's breach of Sections 5

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and/or 6 and that money damages would therefore be an inadequate remedy.
Accordingly, upon such breach, Employee acknowledges that the Company may seek and shall be entitled to temporary, preliminary, and/or permanent injunctive relief against Employee, and/or other appropriate orders to restrain such breach. Nothing in this provision shall limit the Company from seeking any other damages or relief provided by applicable law for breach of this Agreement or any section or provision hereof. The Parties agree that the Company may obtain specific performance.

      8.    MISCELLANEOUS.

      (a) Employee Claims. Employee acknowledges and agrees that the existence of any claim or cause of action against the Company shall not constitute a defense to the enforcement by the Company of Employee's covenants, obligations, or undertakings in this Agreement.

      (b) Mutual Non-disparagement. The Company and the Employee agree that neither party will undertake any disparaging or harassing conduct directed at the other at any time during the term of the Agreement or following termination hereof.

      (c) Employee's Obligations Upon Termination/Separation. Upon the termination of Employee's employment hereunder for whatever reason, Employee automatically tenders his resignation from any office Employee may hold with the Company, and Employee shall not at any time thereafter represent Employee still to be connected or to have any connection with the Company or its related entities.

      (d) Assignment. The Company may not assign this Agreement and the obligations of Employee hereunder without the consent of Employee. Due to the personal service nature of Employee's obligations, Employee may not assign this Agreement, except the assignment of any right to receive compensation or other payment. Subject to the restrictions in this Section, this Agreement shall also be binding upon and benefit the Parties hereto and their respective heirs, successors, or assigns.

      (e) Legality and Severability. The Parties covenant and agree that the provisions contained herein are reasonable and are not known or believed to be in violation of any federal, state, or local law, rule, or regulation. In the event a court of competent jurisdiction finds any provision herein (or subpart thereof) to be illegal or unenforceable, the Parties agree that it shall be severed and the remaining clauses and Sections enforced in accordance with the tenor of this Agreement. Any illegal or unenforceable provision (or subpart thereof), or any modification by any court, shall not affect the remainder of this Agreement, which shall continue at all times to be valid and enforceable.

      (f) Entire Agreement; Modification. This Agreement constitutes the entire understanding between the Parties regarding the subject matters addressed herein and supersedes any prior oral or written agreements, promises, representations, warranties, or inducements between or by the Parties. This Agreement can only be modified by a writing signed by both Parties.

      (g) Governing Law; Forum Selection. This Agreement shall be governed by the laws of the State of Georgia without regard to the conflicts of laws provisions of said State. In the

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event of any litigation arising out of or relating to this Agreement, the
Parties expressly agree to the exclusive jurisdiction and venue in the appropriate state or federal court for Fulton County, State of Georgia, and waive any defenses to this forum and venue selection.

      (h) Review and Voluntariness of Agreement. Employee acknowledges Employee has had an opportunity to read, review, and consider the provisions of this Agreement, that Employee has had an opportunity to consult with legal counsel and has read and does understand such provisions, and that Employee has voluntarily entered into this Agreement.

      (i) Non-Waiver. The failure of the Company to insist upon or enforce strict performance of any provision of this Agreement or to exercise any rights or remedies thereunder will not be construed as a waiver by the Company to assert or rely upon any such provision, right, or remedy in that or any other instance.

      (j) No Conflicting Obligations. Employee hereby acknowledges and represents that Employee's execution of this Agreement and performance of employment-related obligations and duties for the Company as set forth hereunder will not cause any breach, default, or violation of any other employment, non-disclosure, confidentiality, non-competition, or other agreement to which Employee may be a party or otherwise bound. Moreover, Employee hereby agrees that Employee will not use in the performance of such employment-related obligations and duties for the Company or otherwise disclose to the Company any trade secrets or confidential information of any person or entity (including any former employer) if and to the extent that such use or disclosure may cause a breach or violation of any obligation or duty owed to such employer, person, or entity under any agreement or applicable law.

      (k) Adequate Consideration. Employee acknowledges that the consideration furnished by the Company in this Agreement, the sufficiency and adequacy of which is hereby acknowledged, is in addition to anything of value to which Employee is already entitled.

      (l) Notices. All notices and other communications to any Party under this Agreement shall be in writing (including facsimile transmissions or similar writing) and shall be given to such Party at its address or facsimile number set forth below or such other address or facsimile number as such Party may hereafter specify for the purpose of notice to the other Party:

            (i) If to Company (including the Compensation Committee of the Board of Directors):

                        Trustway Insurance Agencies, LLC
                        _____________________
                        _____________________
                        _____________________
                        Attn:_____________________

            (ii)  If to Employee:

                        James C. Cook
                        _____________________
                        _____________________

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      Each such notice or other communication shall be effective (i) if given by mail, 72 hours after such notice or communication is deposited in the mail with first class postage prepaid and addressed as set forth above or (ii) if given by other means, when delivered at the address specified above.

      (m) Recitals. All of the recitals and representations in the preamble of this Agreement are hereby incorporated into and made a material part of this Agreement.

      (n) Limitation on Transfer of Stock. In addition to any restrictions under Rule 144 under the Securities Act of 1933 on the transfer of the Employee's common stock of AssuranceAmerica (the "Stock") acquired pursuant to that certain Asset Purchase Agreement by and among the Company, Thomas-Cook Holding Company, a Georgia corporation, the Employee, and AssuranceAmerica (the "Purchase Agreement"), Employee agrees that he shall not transfer any Stock during the first year after the date of this Agreement, and thereafter, Employee shall not transfer more that twenty-five percent (25%) of his Stock during any twelve (12) month period. This subsection shall survive the termination of this Agreement.

      (o) Guarantee by Purchaser's Parent. In order to induce Employee to enter into this Agreement and in recognition of the benefits flowing to AssuranceAmerica from the consummation of the transactions contemplated hereby, AssuranceAmerica hereby agrees to guarantee, assume and discharge any and all liabilities, obligations, duties and covenants of the Company hereunder, as if such liabilities, obligations, duties and covenants were expressly required to be performed or discharged by AssuranceAmerica hereunder.

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IN WITNESS WHEREOF, the Parties hereto have hereunto affixed their hands and seals effective as of the date first above written.

                                COMPANY:

                                TRUSTWAY INSURANCE AGENCIES, LLC

                                /S/ Guy W. Millner
                                Name: Guy W. Millner
                                Title: Chairman

                                EMPLOYEE:

                                /S/ James C. Cook
                                James C. Cook

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